Exhibit 99.1

Forestar Announces Proposed Offering of Senior Unsecured Notes

ARLINGTON, Texas – (Business Wire) – March 5, 2025 – Forestar Group Inc. (NYSE: FOR) (“Forestar”) today announced that it is proposing to sell $500 million aggregate principal amount of senior unsecured notes due 2033 (the “Notes”). The Notes will be offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

Forestar intends to use the net proceeds from this offering to fund a tender offer for any and all of its $400 million aggregate principal amount of existing 3.850% Senior Notes due 2026 and for general corporate purposes, including to repay outstanding borrowings under the Company’s credit facility.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Forestar Group Inc.

Forestar Group Inc. is a residential lot development company with operations in 62 markets and 24 states. Based in Arlington, Texas, the Company delivered more than 14,200 residential lots during the twelve-month period ended December 31, 2024. Forestar is a majority-owned subsidiary of D.R. Horton, the largest homebuilder by volume in the United States since 2002.

Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although Forestar believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to Forestar on the date this release was issued. Forestar does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the effect of D.R. Horton’s controlling level of ownership on Forestar and the holders of Forestar’s securities; Forestar’s ability to realize the potential benefits of the strategic relationship with D.R. Horton; the effect of Forestar’s strategic relationship with D.R. Horton on its ability to maintain relationships with its customers; the cyclical nature of the homebuilding and lot development industries and changes in economic, real estate and other conditions; the impact of significant inflation, higher interest rates or deflation; supply shortages and other risks of acquiring land, construction materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic; the impacts of weather conditions and natural disasters; health and safety incidents relating to Forestar’s operations; Forestar’s ability to obtain or the availability of surety bonds to secure its performance related to construction and development activities and the pricing of bonds; the impact of governmental policies, laws or regulations and actions or restrictions of regulatory agencies; Forestar’s ability to achieve its strategic initiatives; continuing liabilities related to assets that have been sold; the cost and availability of property suitable for residential lot development; general economic, market or business conditions where Forestar’s real estate activities are concentrated; Forestar’s dependence on relationships with national, regional and local homebuilders; competitive conditions in its industry; obtaining reimbursements and other payments from governmental districts and other agencies and timing of such payments; Forestar’s ability to succeed in new markets; the conditions of the capital markets and Forestar’s ability to raise capital to fund expected growth; Forestar’s ability to manage and service its debt and comply with its debt covenants, restrictions and limitations; the volatility of the market price and trading volume of Forestar’s common stock; Forestar’s ability to hire and retain key personnel; and the strength of Forestar’s information technology systems and the risk of cybersecurity breaches and its ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in Forestar’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Chris Hibbetts, 817-769-1860

Vice President of Finance & Investor Relations

InvestorRelations@forestar.com